UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2005

Sirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

185 Berry Street, Suite 6504
San Francisco, California 94107
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 512-7624

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On Friday, August 19, 2005, Sirna Therapeutics, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with Dennis H. Langer in connection with Mr. Langer’s appointment to the Company’s Board of Directors (the “Board”). The terms of the Indemnification Agreement are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors and its Chief Executive Officer.

The material terms of the Indemnification Agreement include (i) indemnification to the fullest extent permitted by law against all expenses, liability and losses reasonably incurred or suffered by Mr. Langer in connection with any proceeding or action arising in connection with his service as a director of the Company; (ii) advancement of expenses incurred in connection with such proceeding or action (subject to repayment to the extent that Mr. Langer is ultimately determined not entitled to indemnification); (iii) coverage under the Company’s directors’ and officers’ insurance policy; and (iv) a limitation on legal action asserted by or on behalf of the Company or its affiliates against Mr. Langer after the expiration of five (5) years from the date of accrual of such cause of action. The foregoing summary of the material terms of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2005.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On Friday, August 19, 2005, the Company appointed Dennis H. Langer to its Board. A copy of the press release issued by the Company on August 24, 2005 announcing Mr. Langer’s appointment to the Board is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Langer, 54, became Managing Partner of Phoenix IP Ventures (“Phoenix IPV”), a Philadelphia venture capital firm in August 2005. Prior to joining Phoenix IPV, he served as President, North America, of Dr. Reddy’s Laboratories Limited, a pharmaceutical company. From September 1994 to January 2004, Dr. Langer held several high-level positions at GlaxoSmithKline plc, a pharmaceutical company, and its predecessor, SmithKline Beecham, including most recently as Senior Vice President, Project, Portfolio & Alliance Management of Research and Development from December 2000 to January 2004. Dr. Langer was also President and Chief Executive Officer of Neose Technologies, Inc. and held positions at G. D. Searle & Co., Abbott Laboratories and Eli Lilly & Co. Dr. Langer is a director of Myriad Genetics, Inc. and Cytogen Corporation, and is also a Clinical Professor at the Department of Psychiatry, Georgetown University School of Medicine. Dr. Langer holds a J.D. degree, cum laude, from Harvard Law School, an M.D. degree from Georgetown University School of Medicine and a B.A. degree in Biology from Columbia University.

There have been no related party transactions between Mr. Langer and the Company. The Company has not yet determined whether Mr. Langer will be appointed to a committee of the Board.

ITEM 8.01 OTHER EVENTS

On August 24, 2005, following receipt of stockholder approval at a special meeting of stockholders held on August 23, 2005, the Company completed the second closing (the “Second Closing”) of its previously announced private placement (the “Offering”) of 17,506,250 shares of its common stock for $1.60 per share and warrants to purchase 6,302,246 shares of its common stock with an exercise price of $1.92 per share. In the Second Closing, the Company issued 9,186,686 of these shares and 3,307,210 of these warrants. The remaining shares and warrants were sold by the Company at the initial closing of the Offering on July 6, 2005. The Offering is described in greater detail in the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on July 11, 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99.1	Press Release issued by Sirna Therapeutics, Inc. on August 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2005

SIRNA THERAPEUTICS, INC. (Registrant)

By:	/s/ Howard W. Robin
Name:	Howard W. Robin
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Sirna Therapeutics, Inc. on August 24, 2005.